EXHIBIT 10.2

INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is dated as of the 11th day of July, 2006.

BETWEEN:

MED-EMERG INTERNATIONAL INC., a corporation governed by the laws of the Province of Ontario (hereinafter, the “Corporation”)

AND:

CALIAN TECHNOLOGIES LTD., a corporation governed by the laws of Canada (hereinafter the “Investor”)

WHEREAS the Investor has agreed to purchase and the Corporation has agreed to issue and sell 8,750,000 special shares, series 1 in the capital of the Corporation (the “Series 1 Special Shares”) for an aggregate purchase price of $3,507,210 on the date hereof;

AND WHEREAS the Corporation has agreed to grant to the Investor certain board representation rights, registration rights and other rights as set forth below;

NOW THEREFORE this Agreement witnesses that in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Corporation agree as follows:

ARTICLE 1.
INTERPRETATION

1.1.

Definitions

For the purposes of this Agreement, unless otherwise defined herein, the following terms shall have the following meanings ascribed to them:

(a)

“Affiliate” has the meaning given thereto in the OBCA on the date hereof;

(b)

“Agreement” means this Investor Rights Agreement, as amended from time to time;

(c)

“Board” means the board of directors of the Corporation;

(d)

“Business Day” means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the Province of Ontario;

(e)

“Change of Control Event” means any transaction or series of transactions involving (i) the sale, transfer, lease or license by the Corporation of all or substantially all of its assets (determined either for the Corporation alone or with its Subsidiaries on a consolidated basis), or (ii) an amalgamation, business combination, merger, consolidation, reorganization, arrangement or similar transaction of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity), or (iii) any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or the holders thereof as a result of which the holders of the Corporation's outstanding capital stock immediately prior to such sale, transfer or issuance or series of sales, transfers and/or issuances, hold directly or indirectly, less than 50% of the voting power to elect directors of the Corporation (under ordinary circumstances, without regard to any shareholders’, voting, pooling or other agreements);

(f)

“Common Shares” means the common shares in the capital of the Corporation or such other shares into which common shares may be reclassified, converted, exchanged or otherwise changed;

(g)

“Control” has the meaning given thereto in the OBCA on the date hereof, and “Controlled” shall have a corresponding meaning;

(h)

“Conversion Shares” means any and all Common Shares issued or issuable upon any conversion of the Series 1 Special Shares in accordance with the Share Provisions;

(i)

“Effective Date” has the meaning given in Section 3.1;

(j)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(k)

“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario).

(l)

“Nominee” has the meaning given in Section 2.1;

(m)

“OBCA” has the meaning given in Section 2.2;

(n)

“Registration Statement” has the meaning given in Section 3.1;

(o)

“SEC” means the United States Securities and Exchange Commission;

(p)

“Securities Act” means the United States Securities Act of 1933, as amended;

(q)

“Selling Stockholder” has the meaning given in Section 3.1;

(r)

“Series 1 Special Shares” has the meaning given in the first recital to this Agreement;

(s)

“Share Provisions” means the rights, privileges, restrictions and conditions contained in the articles of the Corporation attaching to the Series 1 Special Shares, as the same may be amended, modified or supplemented from time to time;

(t)

“Subscription Agreement” means the subscription agreement between the Investor and the Corporation dated the date hereof which provides for, among other things, the issue and sale by the Corporation, and the purchase by the Investor, of the Series 1 Special Shares.

1.2

Interpretation

For the purposes of this Agreement, except as expressly provided or unless the context requires otherwise:

(a)

the headings used throughout this Agreement are for ease of reference only and shall not in any way affect the meaning or interpretation of this Agreement;

(b)

any reference herein to a numbered or lettered part or section refers to the specified part or section of this Agreement;

(c)

“hereto”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular part or section of this Agreement;

(d)

any words or expressions contained in this Agreement which impart the singular number include the plural number and vice versa;

(e)

any words or expressions contained in this Agreement which impart any gender include all genders; and

(f)

unless otherwise specifically noted herein, all dollar amounts expressed herein refer to lawful currency of Canada.

1.3.

Proper Law and Attornment

This Agreement and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each of the parties hereto, by the execution and delivery of this Agreement, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Agreement, hereby attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for the determination of all matters arising pursuant to this Agreement.

ARTICLE 2.
BOARD OF DIRECTORS

2.1.

Board Nominee

The Corporation shall, at the written request of the Investor, take all proceedings that are in its capacity to take to effect the appointment or election of Larry O’Brien, the current Chairman of the Investor (the “Nominee”), to the Board as soon as practicable but in any event not later than the next annual meeting of the shareholders of the Corporation.  Thereafter, on an annual basis, subject to Sections 2.2 and 2.3 below, with respect to each meeting of the Corporation’s shareholders at which directors are to be elected, the Corporation shall (unless requested in writing not to so nominate the Nominee by the Investor or the Nominee) take all proceedings that are in its capacity to take to include the Nominee on management’s slate of nominees for director, nominate the Nominee as a director and solicit proxies in support of the election of the Nominee as a director of the Corporation. The rights of the Investor under this Section 2.1 shall be conditional on the Nominee, prior to appointment or election, acknowledging to the Corporation in writing that he or she may be excluded from any meeting or portion thereof in the event the Board (excluding the Nominee) believes in good faith that (i) such exclusion is necessary to protect privileged matters relating to the Investor, or (ii) the presence of such Nominee at such meeting or such portion thereof would be detrimental to the interests of the Corporation, having regard to the fact that the Investor is a competitor of the Corporation.

2.2.

Removal and Replacement of Nominee

The Nominee may be removed by the Board in the event of a good faith determination by the Board that (i) such Nominee has failed to comply with its duties to the Corporation pursuant to applicable law, or (ii) such Nominee is disqualified from being a director of the Corporation pursuant to (A) Section 118(1) of the Business Corporations Act (Ontario) (the “OBCA”) or other similar provisions under applicable law, or (B) the by-laws of the Corporation, or (C) any requirements of any stock exchange or market on which securities of the Corporation are listed or quoted.  In the event the Nominee is so removed by the Board or the Nominee dies or resigns voluntarily from the Board, the Investor shall be entitled, at its option, to replace the Nominee with another qualified individual acceptable to the Board acting reasonably and in good faith and, in addition, any such replacement Nominee shall, prior to such appointment, acknowledge to the Corporation in writing that he or she may be excluded from any meeting or portion thereof in the event the Board (excluding the Nominee) believes in good faith that (1) such exclusion is necessary to protect privileged matters, or (2) the presence of such Nominee at such meeting or such portion thereof would be detrimental to the interests of the Corporation, having regard to the fact that the Investor is a competitor of the Corporation.

2.3.

Observer

At the Investor’s option, and provided that the observer shall have entered into a usual and customary nondisclosure agreement with the Corporation, with respect to the written information disclosed to such observer in his or her capacity as such and with respect to attendance at meetings (a) during the period of time commencing the date hereof and ending on the date of the election of the Nominee to the Board pursuant to Section 2.1, or (b) in lieu of the Nominee serving as a director on the Board pursuant to Section 2.1, the Investor may by notice in writing to the Corporation request that the Nominee serve as an observer to the Board, to attend each meeting of the Board as an observer and be given timely notice of the meetings of the Board in the same manner and at the same time that the directors of the Corporation are given notice of such meetings and the Corporation shall take all proceedings that are in its capacity to take to effect the appointment of the Nominee as a observer with such rights; provided that the Board may exclude such observer from any meeting or portion thereof in the event the Board believes in good faith that (i) such exclusion is necessary to protect privileged matters, or (ii) the presence of such Nominee at such meeting or such portion thereof would be detrimental to the interests of the Corporation, having regard to the fact that the Investor is a competitor of the Corporation.  The observer shall receive the same written information (including, without limitation, reports, financial statements and notices, but excluding any written information that may breach or waive a privilege) as are provided to the directors in connection with each such meeting.

2.4.

Termination

Notwithstanding any other provision of this Agreement, the rights of the Investor pursuant to Sections 2.1, 2.2 and 2.3 above shall terminate on the earlier of (a) the first date that the Investor no longer holds at least 6,562,500 Series 1 Special Shares (as adjusted for stock splits, consolidations and the like) or, to the extent that any such Series 1 Special Shares have been converted to or redeemed for Common Shares, such number of Series 1 Special Shares (if applicable) and Common Shares that would be equal to 6,562,500 Series 1 Special Shares (as adjusted for stock splits, consolidations and the like) taking into account any adjustments contemplated by the Share Provisions and (b) a Change of Control Event.  In the event of such termination, if the Nominee is then serving as a director on the Board or serving as an observer, the Investor shall, at the written request of the Corporation, cause the Nominee to resign as a member of Board or an observer, as the case may be. The Investor shall notify the Corporation in writing within five (5) Business Days of the date at which it first ceases to hold the minimum number of Series 1 Special Shares and/or Common Shares provided in Section 2.4(a) above.

2.5.

Director Insurance & Indemnity

The Nominee, if serving as a director of the Corporation, shall be covered by any policy of directors’ and officers’ liability insurance in respect of claims against the directors and officers of the Corporation on substantially the same terms and conditions as are provided by the Corporation in favour of its directors from time to time. The Corporation hereby agrees to indemnify the Nominee for claims against the Nominee in his or her capacity as a director pursuant to and in accordance with the terms and conditions of the by-laws of the Corporation, as amended from time to time, and in any event, upon substantially the same terms and conditions as are provided by the Corporation in favour of its directors from time to time.

2.6.

Support Agreement

The Corporation hereby covenants and agrees with the Investor to, within 10 days of the date of Closing (as such term is defined in the Subscription Agreement), obtain from those shareholders of the Corporation who collectively hold more than 50% of its outstanding Common Shares on the date hereof, a support agreement substantially in the form annexed hereto as Exhibit “A”, whereby each such holder agrees to vote its Common Shares in favour of the election of the Nominee to the Board in accordance with the terms and conditions of this Article 2.

ARTICLE 3.
REGISTRATION RIGHTS

3.1.

Registration of Conversion Shares; Compliance with the Securities Act

(a)

Registration Procedures.  The Corporation shall:

(i)

forthwith, and in any event within forty-five (45) days of the date hereof, prepare and file with the SEC a registration statement on Form S-1 or other appropriate form (the “Registration Statement”) to enable the resale of the Conversion Shares by the Investor from time to time through any stock exchange or quotation system on which the Common Shares are quoted or listed, if applicable;

(ii)

use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof with the SEC; the date the Registration Statement is initially declared effective by the SEC is referred to herein as the “Effective Date”; such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(iii)

use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earliest of: (x) the second anniversary of the Effective Date; (y) the date on which the Investor may sell all Conversion Shares then held by the Investor without restriction; and (z) the date that the Investor no longer holds any Series 1 Special Shares or any Conversion Shares;

(iv)

to the extent required, furnish to the Investor such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Investor;

(v)

file documents required of the Corporation for blue sky clearance in states specified in writing by the Investor and use commercially reasonable efforts to maintain such blue sky qualifications; provided, however, that the Corporation shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi)

advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(b)

Escrow of 50% of Series 1 Special Shares Proceeds. The Corporation hereby and irrevocably agrees that the Investor shall:

(i)

at the Closing (as defined in the Subscription Agreement), deduct $876,802.50 of the amount of the Aggregate Share Price (as defined in the Subscription Agreement) to be paid for its Series 1 Special Shares and pay such amount to the Investor’s legal counsel to be held in escrow by such counsel in an interest bearing account until such counsel receives written evidence from the Corporation that the Registration Statement has been duly filed with the SEC, at which time such counsel shall forthwith release such funds together with accrued interest thereon to the Corporation; and

(ii)

at the Closing (as defined in the Subscription Agreement), deduct $876,802.50 of the Aggregate Share Price (as defined in the Subscription Agreement) and pay such amount to the Investor’s legal counsel to be held in escrow by such counsel in an interest bearing account until such counsel receives written evidence from the Corporation of the effectiveness of the Registration Statement, at which time such counsel shall forthwith release such funds together with accrued interest therein to the Corporation;

all in accordance with the terms of an escrow agreement in form and substance satisfactory to the Investor and the Corporation, each acting reasonably.

(c)

Obligations of the Investor.  In connection with the registration of the Conversion Shares, the Investor shall have the following obligations:

(i)

the Investor shall cooperate with the Corporation to provide factual information regarding the Investor as reasonably requested by the Corporation in connection with the preparation and filing of the Registration Statement hereunder; and

(ii)

the Investor shall, upon receipt of any notice from the Corporation of the happening of any event of the kind described in paragraph 3.1(a)(vi) hereof, immediately discontinue disposition of Conversion Shares pursuant to the Registration Statement until the Investor receives copies of a supplemented or amended prospectus and, if so directed by the Corporation, the Investor shall deliver to the Corporation (at the expense of the Corporation) or destroy (and deliver to the Corporation a certificate of destruction) all copies in the Investor’s possession, of the prospectus covering such Conversion Shares current at the time of receipt of such notice, it being understood that the Corporation shall provide any such supplemented or amended prospectus to the Investor as soon as practicable from the receipt of such notice.

(d)

Indemnification.  For the purpose of this Section 3.1(d):

(i)

the term “Selling Stockholder” shall include the Investor and any affiliate of the Investor;

(ii)

the term “Registration Statement” shall include the prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and each exhibit, supplement or amendment included in or relating to the Registration Statement; and

(iii)

the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(A)

The Corporation agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (x) any failure to comply with the covenants and agreements of the Corporation contained in this Section 3.1, (y) any untrue statement contained in the Registration Statement, or (z) any failure by the Corporation to fulfill any undertaking included in the Registration Statement, and the Corporation will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Selling Stockholder specifically for use in preparation of such Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 3.1 hereof respecting the sale of any Conversion Shares or any untrue statement in the Registration Statement that is subsequently corrected in a filing declared effective by the SEC and delivered to such Selling Stockholder prior to the pertinent sale or sales by such Selling Stockholder.  The Corporation shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(B)

The Investor agrees to indemnify and hold harmless the Corporation (and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, each officer of the Corporation who signs the Registration Statement and each director of the Corporation) from and against any losses, claims, damages or liabilities to which the Corporation (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (x) any failure by the Investor to comply with its covenants and agreements contained in Section 3.1 hereof respecting sale of any Conversion Shares or (y) any untrue statement contained in the Registration Statement, if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Corporation or such officer, director or controlling person, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Corporation shall be limited to the net amount received by the Investor from the sale of the Conversion Shares giving rise to such obligation.

(C)

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.1(d), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 3.1(d) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 3.1(d).  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(D)

If the indemnification provided for in this Section 3.1(d) is unavailable to or insufficient to hold harmless an indemnified person under subsection (A) or (B) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the Investor, as well as any other Selling Stockholders under such Registration Statement on the other hand in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Corporation on the one hand or the Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Corporation and the Investor, severally but not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (D) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (D).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (D), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of any Conversion Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investor’s obligations in this subsection (D) to contribute shall be in proportion to its sale of Conversion Shares to which such loss relates and shall not be joint with any other Selling Stockholders.

(E)

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3.1(d), and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 3.1(d) fairly allocate the risks in light of the ability of the parties to investigate the Corporation and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 3.1(d), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 3.1(d) and further agree not to attempt to assert any such defense.

(e)

Information Available.  So long as the Registration Statement is effective covering the resale of Conversion Shares, the Corporation will furnish to the Investor, upon the reasonable request of the Investor, an adequate number of copies of the prospectuses relating to such Registration Statement to supply to any other party requiring such prospectuses; and upon the reasonable request of the Investor, the Chief Executive Officer, the General Counsel or the Chief Financial Officer of the Corporation (or an appropriate designee thereof) will meet with the Investor or a representative thereof at the Corporation’s headquarters to discuss all information relevant for disclosure in the Registration Statement as such disclosure relates to the Investor and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Corporation’s headquarters; provided, that the Corporation shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Corporation with the Corporation with respect thereto.

(f)

Expenses.  All expenses of registration pursuant to the terms of this Agreement (exclusive of underwriting discounts and commissions) will be borne by the Corporation.

3.2.

Rule 144

The Corporation covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of the Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell any

Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

3.3.

Canadian Qualification Rights

(a)

Subject to Section 3.3(b), the Corporation, upon the written request of the Investor, will use commercially reasonable efforts to obtain from the Ontario Securities Commission, on or before the Effective Date, a receipt (or equivalent document) for a (final) prospectus that qualifies for distribution to the public in the Province of Ontario all Conversion Shares.

(b)

The Corporation shall not be required to effect any qualification of Conversion Shares pursuant to Section 3.3(a) if, prior to the time at which the Corporation would otherwise be required to effect such qualification, the Corporation:

(i)

is a reporting issuer in any jurisdiction (a “45-102 Jurisdiction”) listed in Appendix B to National Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators (“NI 45-102”) and not in default of applicable securities laws; OR

(ii)

is not a reporting issuer in a 45-102 Jurisdiction, but the Investor is able to rely on the exemption from the prospectus requirements in Ontario provided in section 2.14 of NI 45-102; OR

(iii)

obtains an order or ruling from the Ontario Securities Commission exempting the Investor from the prospectus requirements of Ontario securities laws with respect to sales of Conversion Shares on a stock exchange or market on which the Common Shares are listed and provides the Investor with evidence satisfactory to the Investor that the Ontario Securities Commission considers the sale of Conversion Shares by the Investor on a stock exchange or market on which the Common Shares are listed is exempt from, or not subject to, the prospectus requirements of Ontario securities laws; OR

(iv)

provides the Investor with an opinion (unqualified except with respect to customary qualifications contained in opinions of such nature) of legal counsel knowledgeable in matters of Ontario securities laws and acceptable to the Investor, acting reasonably, that the sale of Conversion Shares by the Investor on a stock exchange or market on which the Common Shares are listed is exempt from, or not subject to, the prospectus requirements of Ontario securities laws other than a sale that is a control distribution (as defined in NI 41-102).

3.4.

No Conversion of Series 1 Special Shares by Corporation in Certain Circumstances

The Corporation covenants and agrees with the Investor that it will not exercise its right to convert any Series 1 Special Shares into Common Shares or issue Common Shares on the redemption of any Series 1 Special Shares pursuant to the applicable terms of the Share Provisions until after the earlier of: (i) the Effective Date and (ii) the date on which the Investor may first sell all Conversion Shares without restriction under applicable securities laws of Canada (disregarding any restriction on control distributions) and of the United States.  In addition, the Corporation covenants and agrees that it will not exercise its right to convert any

Series 1 Special Shares into Common Shares or issue Common Shares on the redemption of any Series 1 Special Shares pursuant to the applicable terms of the Share Provisions if the Corporation is then in material default or breach of any of the following: Sections 2.1, 2.2, 2.3, 2.5, 2.6, 3.1(a), 3.1(b), 3.2, 3.3 or 3.5 of this Agreement, or Sections 3.3 or 3.4 of the Subscription Agreement or any inaccuracy of a representation and warranty of the Corporation provided in Section 3.1 of the Subscription Agreement as of the date of Closing to the extent that any such inaccuracy results or could reasonably be expected to result in a Material Adverse Effect (as defined in the Subscription Agreement).

3.5.

No Trading by Insiders in Certain Circumstances

Each party hereto expressly agrees and covenants with the other party that immediately upon delivery by the Corporation to the Investor of a Redemption Notice (as such term is defined in the Share Provisions) in respect of a redemption pursuant to section 7.1(b) of the Share Provisions, (a) the Investor and all of its affiliated entities (as such term is defined in Ontario Securities Commission Rule 61-501) shall not, (b) the Corporation and all of its affiliated entities shall not, and (c) each party shall irrevocably instruct each of its affiliated entities and their respective Insiders to not, trade any outstanding Common Shares (including any short sales or derivative transactions in respect of or involving any Common Shares) during the period commencing on the date of such delivery and ending on the trading day immediately following the Fifth Anniversary (as such term is defined in the Share Provisions).

ARTICLE 4.
GENERAL PROVISIONS

4.1.

Notices

Any notice, communication, payment or demand required or permitted to be given under this Agreement shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by facsimile or sent by ordinary first class mail within Canada, postage prepaid, addressed as follows:

(a)

to the Corporation at:

6711 Mississauga Road, Suite 404

Mississauga, ON   L5N 2W3

Attention:

Chief Financial Officer and Secretary

Facsimile:

(905) 858-1399

With a copy to:

Fasken Martineau Du Moulin LLP

66 Wellington Street West, Suite 4200
Toronto, ON   M5K 1N6

Attention:

Richard J. Steinberg

Facsimile:

(416) 364-7813

 (b)

to the Holder at:

2 Beaverbrook Road

Kanata, ON    K2K 1L1

Attention:

Chief Financial Officer and Corporate Secretary

Facsimile:

(613) 592-7771

With a copy to:

LaBarge Weinstein Professional Corporation

515 Legget Drive, Suite 800

Ottawa, ON   K2K 3G4

Attention:

Deborah L. Weinstein

Facsimile:

(613) 599-0018

Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next Business Day following the transmission by facsimile confirmed by the sender thereof or on the third Business Day following the date of mailing or, in the event of any disruption, strike or interruption in the Canadian postal service after mailing and prior to receipt, on the third Business Day following full resumption of such Canadian postal service.  Either party hereto may change its facsimile number or address for the purpose of this Section 4.1 by giving written notice of such change to the other.

4.2.

Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative. Neither party shall be liable to the other hereunder for any indirect or consequential damages.

4.3.

Time of the Essence

Time is expressly declared to be of the essence of this Agreement in respect of all covenants and agreements to be performed and fulfilled.

4.4.

Severability

If any covenant or obligation of any party contained herein, or if any provision of this Agreement or its application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such covenant or obligation to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Agreement shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

4.5.

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to all other parties by facsimile transmission.  That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission.  In such event, such party shall forthwith deliver to the other party the counterpart of this Agreement executed by such party.

4.6.

Entire Agreement

This Agreement and the Exhibits hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to the other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

4.7

Parties In Interest

This Agreement shall be binding on the Corporation and its successors and its permitted assigns and will be binding on and will enure to the benefit of the Investor and its successors and permitted assigns.  The Investor may assign its rights under this Agreement to any Affiliate Controlled by the Investor and that is a transferee of the Series 1 Special Shares as permitted by the terms of the Subscription Agreement provided that in the event that the Investor ceases to Control such Affiliate, such rights shall be and shall be deemed to be assigned to the Investor and any purported assignment to an Affiliate which does not strictly comply with the foregoing shall be void and of no force or effect.

4.8

Further Assurances

Each party hereto, at its own expense, shall promptly execute and deliver or cause to be executed and delivered to the other party, upon reasonable request by such other party, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the parties hereunder.

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15

IN WITNESS WHEREOF the Corporation and the Investor have executed this Agreement as of the 11th day of July, 2006.

MED-EMERG INTERNATIONAL INC.

By:

           “Ramesh Zacharius”

___________________________________

Name:

Ramesh Zacharius

Title:

Chief Executive Officer

By:

            “Sidney Braun”

__________________________________

Name:

Sidney Braun

Title:

President and Chief Operating Officer

CALIAN TECHNOLOGIES LTD.

By:

            “Ray Basler”

___________________________________

Name:

Ray Basler

Title:

Chief Executive Officer

EXHIBIT “A”

SUPPORT AGREEMENT

SUPPORT AGREEMENT

July ____, 2006

Calian Technologies Ltd.

2 Beaverbrook Road

Kanata, ON   K2K 1L1

Attention:

President

Dear Sirs:

Re: Med-Emerg International Inc.

The undersigned understands that pursuant to that certain investor rights agreement to be dated on or about the date hereof (the “Investor Rights Agreement”) by and between Med-Emerg International Inc. (the “Corporation”) and Calian Technologies Ltd. (“Calian”) the Corporation has agreed, among other things, that it will (a) take all proceedings that are in its capacity to take to effect the appointment of election of Larry O’Brien, the current Chairman of Calian (the “Nominee”), to the Board of Directors of the Corporation (the “Board”) as soon as practicable but in any event not later than the next annual meeting of the shareholders of the Corporation and (b) obtain, on or prior to July __, 2006, from those current officers and/or directors of the Corporation who collectively hold more than 50% of its outstanding common shares of the Corporation (“Common Shares”) on the date hereof, a support agreement whereby each such holder agrees to vote its Common Shares in favour of the election of the Nominee to the Board in accordance with the terms and conditions of the Investor Rights Agreement.

The undersigned is a current officer and/or director of the Corporation and a holder of Common Shares and is entering into this Letter Agreement in furtherance of and in accordance with the Investor Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged.

1.

The undersigned represents and warrants to and agrees with Calian that Schedule “A” hereto accurately sets forth all of the securities of the Corporation of which the undersigned beneficially owns or over which the undersigned exercises control or direction (collectively, the “Securities”), which Securities are held free and clear of any encumbrance that would prevent the undersigned from performing its obligations pursuant to section 2.

2.

From the date hereof until the time specified in the first sentence of Section 2.4 of the Investor Rights Agreement, the undersigned shall vote, or cause to be voted (including, for greater certainty, executing or causing to be executed proxies in order to exercise such vote), all of the Common Shares beneficially owned or over which the undersigned exercises control or direction on and after the date hereof, in favour of the election of the Nominee to the Board in accordance with the terms and conditions of the Investor Rights Agreement.

3.

The undersigned has all necessary power and authority to enter into this Letter Agreement. This Letter Agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

4.

This Letter Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising under or related to this Letter Agreement.

5.

This Letter Agreement constitutes the entire agreement among the parties with respect to the matters that it covers and supersedes all prior agreements, understandings or representations among the parties, written or oral, with respect to its subject matter.

6.

This Letter Agreement shall terminate on the earlier of: (i) the time specified in the first sentence of Section 2.4 of the Investor Rights Agreement, and (ii) the date that this agreement is terminated by instrument in writing signed by each of the Investor and the undersigned.

Please confirm that the foregoing correctly states the understanding between us by signing and returning to the undersigned a counterpart hereof.

Very truly yours,

Signed:__________________________

Name:

__________________________

Confirmed on the date first above written.

CALIAN TECHNOLOGIES LTD.

Signed:

__________________________

Name:

__________________________

Title:

__________________________

SCHEDULE “A”

Security Ownership